SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule  14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        ELECTRONICS COMMUNICATIONS CORP.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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   5) Total fee paid:
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|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



1) Amount Previously Paid:

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
                                PRELIMINARY COPY


                        ELECTRONICS COMMUNICATIONS CORP.
                 425 BROAD HOLLOW ROAD, MELVILLE, NEW YORK 11747
                                  516-501-0466
                                 ---------------

      NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY __, 1998
                                 ---------------

         A special meeting in lieu of annual meeting of stockholders of Electronics Communications Corp., a Delaware corporation (the "Company") will be held at ______________ ____________________ __________________ _____________, on
Thursday, May __, 1998 at 1:00 P.M. local time, for the following purposes:

         1. To elect a four (4) member Board of Directors to serve until the next annual meeting of stockholders of the Company and until their successors are duly elected and shall qualify (Proposal One).

         2. To amend the Company's Certificate of Incorporation (the "Certificate of Incorporation") to change the Company's name to "Northeast Digital Networks, Inc." (Proposal Two).

         3. To amend the Certificate of Incorporation to limit the liability of a director for monetary damages to the Company or its stockholders for breach of fiduciary duty, to liability
                  (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations by the director of the provisions of Delaware law concerning unlawful stock purchases or redemptions and the unlawful payment of dividends, and (iv) for any transaction from which the director derived an improper personal benefit (Proposal Three).

         4. To amend the Certificate of Incorporation to ratify the change in the par value of the Common Stock from $.05 par value to $.60 par value and in connection therewith, to ratify the one-for-twelve reverse stock split of the Common Stock authorized by the Board of Directors effective July 31, 1997 (Proposal Four).

         5. To approve the Company's October 30, 1997 Stock Option Plan which provides for the grant of options to officers, directors and key employees with respect to a maximum

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
                  1,000,000  shares of Common  Stock,  $.60 par value  (Proposal
                  Five).

         6. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on April __, 1998 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting or any adjournment thereof.

         Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope.

                                              By Order of the Board of Directors


                                                      /s/ JOSEPH A. ROSIO
                                              ----------------------------------
                                                        JOSEPH A. ROSIO
                                                           President


Dated: April __, 1998


         PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                                PRELIMINARY COPY


                        ELECTRONICS COMMUNICATIONS CORP.
                 425 BROAD HOLLOW ROAD, MELVILLE, NEW YORK 11747
                                  516-501-0466
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

            SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY __, 1998
                                 --------------


         This Proxy Statement of Electronics Communications Corp., a Delaware corporation (the "Company") is first being mailed to Stockholders on or about April __, 1998 in connection with the solicitation of proxies by the Company's Board of Directors to be used at the Special Meeting in Lieu of Annual Meeting of Stockholders of the Company to be held on Thursday, May __, 1998 at 1:00 P.M. (local time) at ______________________ ______________________ __________________

__________________ ___________________ . Accompanying  this Proxy  Statement  is a Notice of Special Meeting in Lieu of Annual Meeting of Stockholders, a form of Proxy, a copy of the Company's 1996 Annual Report containing financial statements and related data, and a copy of the Company's quarterly report on Form 10QSB for the quarter ended December 31, 1997 also containing financial statements for the nine months then ended.

         All proxies which are properly filled in, signed and returned to the Company prior to or at the Meeting will be voted in accordance with the instructions thereon. A proxy may be revoked by any stockholder giving the same prior to the exercise thereof by: (a) written notice delivered to the Company's principal offices prior to the commencement of the Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Meeting. The Company intends to vote executed but unmarked proxies in favor of Proposals One, Two, Three, Four and Five. Broker non-votes will be counted for purposes of determining a quorum but otherwise will be considered not represented with regard to voting on any matter with respect to which there is a broker non-vote. The Board has fixed the close of business on April __, 1998 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof.

         The expenses of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefor) to solicit proxies personally,

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
and by telephone. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $5,000.

VOTE REQUIRED, PRINCIPAL STOCKHOLDERS
AND STOCKHOLDINGS OF MANAGEMENT

         The Board of Directors has fixed the close of business on April __, 1998 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof. At the record date, the Company had _,___,___ shares of its Common Stock, $.60 par value (the "Common Stock") outstanding, the holders of which are each entitled to one vote per share. The presence in person or by proxy of at least a majority of the outstanding Common Stock of the Company is necessary to constitute a quorum at the meeting. Election of directors (Proposal One) requires the affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy at the meeting. Approval of each of the amendments to the Certificate of Incorporation (i) to change the Company's name (Proposal
Two), (ii) to limit director liability (Proposal Three) and (iii) to ratify the change in the par value of the Common Stock as well as the one-for-twelve reverse stock split (Proposal Four), and approval of the October 30, 1997 Stock Option Plan (Proposal Five), require the affirmative vote of a majority of the outstanding Common Stock.

         Unless otherwise indicted, all share and per share information contained in this Proxy Statement gives effect to the one-for-twelve reverse split of the Company's Common Stock effective July 31, 1997. In addition, unless otherwise indicated, actual prices for the Company's Common Stock and the Common Stock exercise purchase prices for the Company's Class A Warrants and Class B Warrants have been adjusted throughout this Proxy Statement by multiplying the actual prices and/or exercise prices for periods prior to July 31, 1997 by 12. No assurance can be given that the actual prices for the Common Stock during such pre-split periods would have approximated such adjusted prices if the one-for-twelve reverse stock split had been effectuated at such times.

         The following table sets forth, as of April __, 1998, the number of shares of Common Stock owned beneficially to the knowledge of the Company by each director and by all officers and directors of the Company as a group. Management has no knowledge of any individual or entity being the beneficial owner of more than 5% of the outstanding Common Stock. The percentages have been calculated on the basis of treating as outstanding for purposes of computing the percentage ownership of a particular individual, all

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
shares of Common Stock outstanding as of such date and all shares of Common Stock issuable to such individual in the event of exercise of outstanding options owned by such holder at such date which are exercisable within 60 days of such date. Except as indicated in the footnote to the table, each individual is the sole beneficial owner with sole voting rights and investment power with respect to the shares set forth opposite his name (except for shares issuable upon exercise of his options, none of which have been exercised).

Name and Address of               Amount and Nature of           Percent
Beneficial Owner                  Beneficially Ownership         of Class
-------------------               ----------------------         --------

Directors*
----------

Joseph A. Rosio                        368,817(1)                     %
John P. Cassella                        33,334(2)                     %
Christopher J. Garcia                      -0-(3)                     %
Mal Gurian                              45,000(4)                     %

All executive officers and
directors as a group
(four persons)                         447,151(1)(2)(3)(4)            %
------------
*The address of each executive officer and director is c/o the Company, 425 Broad Hollow Road, Melville, New York 11747.

         (1) Includes 300,000 shares of Common Stock purchasable upon exercise of non-qualified options at exercise prices ranging from $1.453125 to $2.00 per share and 68,817 shares purchasable upon exercise of incentive stock options at an exercise price of $1.453125 per share. Does not include an additional aggregate 131,183 shares purchasable upon exercise of incentive stock options at an exercise price of $1.453125 per share, which options are first exercisable in 1999 (68,817 shares) and in 2000 (62,366 shares). All of these options have been granted pursuant to the October 30, 1997 Stock Option Plan and are subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.
         (2) Includes 33,334 shares of Common Stock purchasable upon exercise of non-qualified options at an exercise price of $1.453125 per share. Does not include 33,333 shares purchasable commencing November 1, 1998, or an additional 33,333 shares purchasable commencing November 1, 1999 upon exercise of non-qualified options at an exercise price of $1.453125 per share. All of these options have been granted pursuant to the October 30, 1997 Stock Option Plan and are subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.
         (3) Mr. Garcia has been granted incentive stock options exercisable to purchase an aggregate 100,000 shares of Common Stock at an exercise price of $2.109375 per share. These options are first exercisable in 1999 (with respect to 47,407 shares), in 2000 (with respect to an additional 47,407 shares) and in 2001 (with

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
respect to the balance). They were granted pursuant to the October 30, 1997 Stock Option Plan and are subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.
         (4) These 45,000 shares of Common Stock are purchasable upon exercise of non-qualified options at an exercise price of $1.453125 per share. These options were granted pursuant to the October 30, 1997 Stock Option Plan and are subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.

                        ACTION TO BE TAKEN AT THE MEETING

                             ELECTION OF DIRECTORS
                                 (Proposal One)

         Four directors of the Company are to be elected at the meeting, each to serve until the next Annual Meeting and until his successor is elected and qualifies. The shares represented by proxies will be voted in favor of the election as directors of the persons named below who are nominees for election and authority to vote for the election of directors shall be deemed granted unless specifically withheld. Management has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as Management may recommend. The Company does not have a nominating committee. During the twelve month period ended December 31, 1997, the Company's board of directors held a total of seven meetings.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                     Director
Nominee                       Age    Since            Position with Company
-------                       ---    --------         ---------------------

Joseph A. Rosio                35      1997           Chairman of the Board,
                                                      President, Chief Executive
                                                      Officer and Director

Christopher J. Garcia(a)       30      1998           Treasurer, Chief Financial
                                                      Officer, Secretary and
                                                      Director

John P. Cassella(a)            38      1997           Director

Mal Gurian(a)                  71      1995           Director
------------
  (a) Member of the Audit Committee.

         The Audit Committee, established in February 1998, confers with the Company's auditors and reviews, evaluates and advises the Board of Directors concerning the adequacy of the Company's

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
accounting systems, its financial reporting practices, the maintenance of its books and records and its internal controls. In addition, the Audit Committee reviews the scope of the audit of the Company's financial statements and the results thereof.

         The Company does not have an Executive Committee. The term of office of each director expires at the next annual meeting of stockholders and when his successor is elected and qualified. The term of office of each executive officer expires at the next organizational meeting of the board of directors following the next annual meeting of stockholders and when his successor is elected and qualified.

         The following is a brief account of the business experience of each nominee for director of the Company.

         Joseph A. Rosio is a graduate of Pace University with a Bachelor of Science degree in accounting (1986). He became duly licensed by New York State as a certified public accountant in December 1989. From 1986 through 1988, Mr. Rosio was employed as an assistant accountant and then as a senior accountant by Arthur Andersen & Co. in New York City. From June 1988 through 1990, he was a financial reporting analyst and then a senior analyst at Reliance Group Holdings Inc., a holding company with interests in property, casualty, life and title insurance companies, and other diversified investments. From July 1990 through 1992, Mr. Rosio was a senior accountant in the Emerging Business Group of Ernst & Young in New York City. From July 1992 through 1996, Mr. Rosio was initially, assistant to the chief financial officer of Troster Singer, a division of the securities trading firm of Spear Leeds & Kellogg and subsequently became a trader, conducting market making activities for Troster Singer. From August 1996 through August 1997, Mr. Rosio was a senior trader conducting market making activities for the securities trading firm of Knight Securities LP in Jersey City, New Jersey. Mr. Rosio subsequently rendered general business consulting services until he became the president and chief executive officer of the Company in October 1997.

         Christopher J. Garcia is a graduate of St. John's University with a Bachelor of Science degree in accounting (1989) and of Boston College Law School with a J.D. degree (1996). He became duly licensed by New York State as a certified public accountant in November 1991 and was admitted to the Connecticut Bar in 1996. Mr. Garcia was employed as a senior accountant at Ernst & Young in New York City from 1989 through 1992 and through 1993 as an auditor by Time Warner. In 1996 and 1997, he was an associate at the Hartford, Connecticut law firm of Murtha, Cullina, Richter and Pinney. Mr. Garcia became the treasurer, chief financial officer, secretary and a director of the Company in early 1998.

         From 1982 through the present, John P. Cassella has been employed by the Nortel Division of Northern Telecom Corporation, a

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
manufacturer and provider of telecommunications products and services and since May 1997, by the successor in interest to the Nortel Division's business, Wiltel Communications, LLC. From 1982 through 1992, Mr. Cassella was a technician, then a supervisor and finally the Branch Manager of the New York City office of the Nortel Division. In 1992, Mr. Cassella became the customer support center director and in 1994 the National Service Director for the Nortel Division, employed at its Rocky Hill, Connecticut headquarters. In May 1997, Wiltel Communications, LLC succeeded to the business of the Nortel Division and Mr. Cassella now serves at such Rocky Hill, Connecticut location as National Service Director for Wiltel. Mr. Cassella was elected as a director of the Company in October 1997. He is not actively engaged in the business of the Company.

         From January 1995 to the present, Mal Gurian has been Chairman of the Board of Authentix Network, Inc., provider of subscriber authentication for cellular telephone carriers, with principal offices in Tucson, Arizona. Mr. Gurian began his career as the Vice President of Radio Telephone Corporation in 1960. He then became Senior Vice President of Aerotron Inc., a Siemens Company. In 1980, three years before the launch of the first commercial cellular service in the U.S., Mr. Gurian was recruited by OKI Electric Industries Company of Japan to start and build OKI Telecom, the company's Cellular Telephone Division. While President and a member of the Board of Directors of OKI Telecom's Cellular Telephone Division, the world's first manufacturer of a cellular telephone, Mal Gurian was responsible for OKI receiving the first FCC type certification for a cellular telephone. Following their divestiture by AT&T, Mr. Gurian was instrumental in negotiating for OKI, private label contracts with the seven Regional Bell Operating Companies. Under Mr. Gurian's leadership, OKI Telecom quickly became one of the two major manufacturers of cellular phones for the U.S. market. Also under Mr. Gurian's leadership, the company successfully introduced and marketed several new products, including the first briefcase portable cellular telephone, the OKI/Chrysler "Visor Phone" and OKI's credit card "Swipe" Telephone. After leaving OKI in 1987, Mr. Gurian served as President of Cartell, Inc. in Detroit and Cellcom Cellular Corporation in New Jersey until late 1991. Mr. Gurian served as Chief Executive Officer and a Director of Universal Cellular Corporation in early 1992. Mr. Gurian has developed strong relationships with most of the major cellular carriers and is frequently consulted by key industry leaders in important issues affecting the industry. Mr. Gurian serves as a moderator and speaker in numerous industry conventions and forums. Mr. Gurian has served as an advisor to many major companies including OKI, Sony, TRW and the Communications Division of Murata as a corporate and strategic consultant. He has served as an Arbitrator for the American Arbitration Association. Mr. Gurian is a recipient of the "Sarnoff Citation" from the Radio Club of America in addition to the "Special Service Award" and the "Fred Link Mobile Award." He also received the "Chairman's Award,"

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
the highest recognition bestowed by the National Association of Business and Educational Radio (NABER), Washington, D.C. (now known as "PCIA") and has served as a Director of that organization. He is currently a Fellow and President Emeritus of the Radio Club of America and has served that organization as a Director from 1977 to 1980, Vice President from 1980 to 1992, Executive Vice President in 1993 and President in 1994. Mr. Gurian is a 1995 recipient of an honorary degree of the Popov Scientific Society from the St. Petersburg Electrotechnical University in St. Petersburg, Russia. He is a veteran of World War II having served in the U.S. Marine Corps where he participated in seven major South Pacific Campaigns; and he is listed in Marquis "Who's Who in America" and "Who's Who in the World." Mr. Gurian was elected as a director of the Company in March 1995. He is not actively engaged in the business of the Company.

COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT

         Based solely upon a review of Forms 3 and 4 and on representations made, the Company believes that with respect to the twelve-month period ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of its equity securities were timely complied with except that Joseph A. Rosio and John P. Cassella, who were elected directors on October 8, 1997, filed their Form 3s on November 10, 1997.

                  INFORMATION REGARDING EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid or accrued by the Company during the three calendar years ended December 31, 1996 to its Chief Executive Officer as well as to any other executive officer of the Company or a subsidiary who earned at least $100,000 during calendar year 1996.

                           SUMMARY COMPENSATION TABLE
                                   (1994-1996)

                                                                                            Long-Term
                                         Annual Compensation                                Compensation
                                         -----------------------             Awards         Payouts
                                                                             ------         ------------
                                                                      Restricted
Name and                                            Other Annual      Stock      Options/   LTIP      All other
Principal Position   Year     Salary     Bonus      Compensation      Award(s)   SARs       Payouts   Compensation
------------------   ----     ------     -----      ------------      --------   --------   -------   ------------
                              (1)        (2)        (3)               ($)                   ($)       ($)
                              ---        ---        ---               ---                   ---       ---
William S. Taylor*   1996     $150,000        --    $4,065               --         --       --       (4)(5)(6)
  President, CEO     1995     $166,641   $67,500    $6,132               --         --       --       (5)
  and Chairman of    1994     $ 83,212   $50,000    $3,800               --         --       --       (5)
  the Board(7)

                                        7

                                                                                            Long-Term
                                         Annual Compensation                                Compensation
                                         -----------------------             Awards         Payouts
                                                                             ------         ------------
                                                                      Restricted
Name and                                            Other Annual      Stock      Options/   LTIP      All other
Principal Position   Year     Salary     Bonus      Compensation      Award(s)   SARs       Payouts   Compensation
------------------   ----     ------     -----      ------------      --------   --------   -------   ------------
                              (1)        (2)        (3)               ($)                   ($)       ($)
                              ---        ---        ---               ---                   ---       ---

Les Winder           1996     $137,500   --         $2,225            --             --     --       (4)(5)(6)
 Executive Vice      1995     $117,245   $42,500    $2,778            --             --     --       (5)
 President and       1994     $ 70,786   $50,000    $2,275            --             --     --       (5)
 Treasurer, Director(8)

Brenda Taylor*       1996     $ 75,000   --         $1,557            --             --     --       (4)(5)(6)
 Secretary and       1995     $ 38,278   --         $  779            --             --     --       (5)
 Director            1994     $ 36,173   --         $-0-              --             --     --       (5)

Robert DePalo        1996     $ 75,000   --         $-0-              --             --     --       (4)(5)(6)
 Director, Finance   1995     $-0-       --         $-0-              --             --     --       (5)
                     1994     $-0-       --         $-0-              --             --     --       (5)

---------
*William S. Taylor is Brenda Taylor's son.

         (1) On September 12, 1996, the Board approved a 20% increase in the annual compensation of Messrs. Taylor and Winder, effective December 1, 1996. Messrs. Taylor and Winder agreed to defer such increases, subject to accrual, until an improvement in the Company's cash flow. All rights to these increases have been waived. See "Settlements with Prior Management."
         (2) The payment of bonuses to Messrs. Taylor and Winder for 1994 and 1995 was deferred until an improvement in the Company's cash flow. No payments on account of these bonuses were made. All rights to these increases have been waived. See "Settlements with Prior Management."
         (3) Messrs. Taylor and Winder and Mrs. Taylor were also entitled to certain fringe benefits in connection with their employment including an automobile allowance and medical insurance benefits. The amount listed in this column reflects the aggregate value of such fringe benefits for the applicable period.
         (4) On June 3, 1996, subject to certain conditions, the Board of Directors of the Company authorized the issuance to officers and directors of the Company of Class A Warrants, exercisable to purchase an aggregate 191,667 shares of Common Stock, at an exercise price of $60 per share (reduced to $27 per share on December 24, 1996 and further reduced to $2.25 per share effective September 16, 1997), as compensation for certain loans and guarantees made by Brenda Taylor and Messrs. William S. Taylor, Winder and DePalo. The Company reserved 191,667 shares of Common Stock for issuance upon the exercise of such Class A Warrants. This authorization was part of an overall plan to compensate such persons for providing personal guarantees and for posting certain collateral to facilitate loans by the Company to fund its bid deposits required to make the Company eligible for the FCC's PCS licenses auction. These compensation arrangements included the right to purchase up to six (6) shares of the capital stock of the

Company's PCN subsidiary for $1,000 per share by each of Messrs. Taylor, Winder and DePalo and Mrs. Taylor, for an aggregate of 24% of the stock of PCN. Two of the six (6) shares allocated to Mr. DePalo were purchased by his wife. The grant of the Class A Warrants and the purchase and delivery of the PCN stock was conditioned on the grant to the Company of the PCS Licenses and the delivery and acceptance of the Company's FCC Notes and related Security Agreements by the FCC. See "Settlements with Prior Management" as to agreements pursuant to which Brenda Taylor and Messrs. William S. Taylor, Winder and DePalo waived any rights to these Class A Warrants and rescinded their purchases of PCN stock, and pursuant to which, the Company repurchased Mrs. DePalo's shares of PCN stock.
         (5) On November 20, 1994, the Company's Board of Directors authorized the sale of Class B Warrants exercisable to purchase an aggregate 82,500 shares of Common Stock to William S. Taylor (39,167 shares), Les Winder (8,333 shares), Brenda Taylor (16,667 shares), Stewart Taylor, who is the husband of Brenda Taylor and father of William S. Taylor (16,667 shares) and to Fawn Taylor-McCauley, sister of William S. Taylor and daughter of Brenda and Stewart Taylor (1,666 shares) for an aggregate $99,000 in principal amount of 8% promissory notes or $1.20 per warrant. The Class B Warrants were initially exercisable at $60 per share during the four-year period ending May 12, 1999. On January 20, 1995, the Company reduced the exercise price to $30 per share for Class B Warrants exercisable to purchase an aggregate 25,000 shares owned by William S. Taylor (12,500 shares), Brenda Taylor (6,250 shares) and Stewart Taylor (6,250 shares) and in exchange, received certain financial guarantees and the extension of the due date of certain loans owed by the Company to William S. Taylor and Stewart Taylor. On November 20, 1995, the Board of Directors authorized the conversion of the remaining Class B Warrants exercisable to purchase 57,500 shares of Common Stock into a like number of Class A Warrants exercisable to purchase 57,500 shares of Common Stock at an exercise price of $60 per share (reduced to $27 per share on December 24, 1996 and further reduced to $2.25 per share effective September 16, 1997). Of the $99,000 purchase price for the Class B Warrants, an aggregate $93,299 had been paid at December 31, 1996. The Company subsequently wrote off the $5,701 balance. On November 16, 1995, William S. Taylor, Brenda Taylor, Stewart Taylor and Les Winder each sold Class B Warrants exercisable to purchase 6,937.5 shares (or an aggregate 27,750 shares of Common Stock) to five individuals at the $1.20 per warrant purchase price. A portion of these Class B Warrants, exercisable to purchase an aggregate 11,083 shares of Common Stock were purchased by Joseph Albanese, at the time, a 49% owner of the Company's TCI subsidiary. In connection with settlement agreements signed by them with the Company in the first quarter of calendar year 1998, William S. Taylor, Brenda Taylor and Les Winder each represented that he (or she) no longer owned any Class A Warrants or Class B Warrants. See "Settlements with Prior Management."

         (6) On July 23, 1996, the Company's Board of Directors authorized the sale of an aggregate 4,000,000 shares of Series B Preferred Stock in equal amounts to Brenda Taylor and Messrs. William S. Taylor, Winder and DePalo for $6,000,000 in principal amount of 7% non-recourse promissory notes (the "7% Notes") to be collateralized by a pledge of the Stock. The issuance of the
Series B Preferred Stock was approved by the Company's stockholders at the Annual Meeting of Shareholders held on October 17, 1996. The Series B Preferred Stock was convertible into an aggregate 500,000 shares of Common Stock. The Company did not issue the Series B Preferred Stock and did not receive any 7% Notes in payment therefor. Brenda Taylor and Messrs. William S. Taylor, Winder and DePalo subsequently waived any rights to and rescinded their purchases of the Series B Stock. See "Settlements with Prior Management."
         (7) Effective December 1, 1994, the Company entered into an employment agreement with William S. Taylor for a term of five years. In October 1996, this Agreement was modified to provide for an option for an additional three years, with annual one-year renewals thereafter, exercisable in the sole discretion of Mr. Taylor. The agreement provided for annual compensation of $150,000 during the term of his employment and entitled Mr. Taylor to certain fringe benefits, including an automobile and maintenance, disability insurance, medical benefits and life insurance coverage. Mr. Taylor agreed that during the term of his agreement and for twelve months thereafter (unless the agreement was terminated without cause), he would be subject to non-competition provisions. Upon termination of employment without cause, Mr. Taylor would be entitled to a lump sum payment of $75,000 multiplied by the number of years of his employment by the Company. See "Settlements with Prior Management" as to the cancellation of this employment agreement and the waiver by Mr. Taylor of all rights thereunder.
         (8) On May 17, 1995, the Company entered into an employment agreement with Les Winder, which agreement was also amended in October 1996. The term of the agreement was for five years with an option for an additional three-year term, renewable annually thereafter at the option of Mr. Winder. The agreement provided for annual compensation of $137,500 during the term of his employment and entitled Mr. Winder to certain fringe benefits, including an automobile (leasing and insuring), disability insurance, medical benefits and life insurance coverage. Mr. Winder agreed that during the term of his agreement and for six months thereafter (unless the agreement was terminated without cause), he would be subject to non-competition provisions. Upon termination of employment without cause, Mr. Winder would be entitled to a lump sum payment of $50,000 multiplied by the number of years of his employment by the Company. See "Settlements with Prior Management" as to the cancellation of this employment agreement and the waiver by Mr. Winder of all rights thereunder.

         On August 18, 1997, the Company filed a current report on Form 8-K reporting a change as of August 11, 1997 in its certifying accountant from the firm of Stetz, Belgiovine CPAs, P.C. to Wiss &

Company, LLP, CPAs and reporting a change in its fiscal year end from December 31 to March 31. As a result, the three month period ended March 31, 1997 is a transition period and the Company's current fiscal year is the twelve-month period ending March 31, 1998. In order to provide comparative executive compensation information, the following table sets forth certain information concerning the compensation paid or accrued during the twelve-month period ended December 31, 1997 (including the three-month transition period ended March 31, 1997 and the first nine months of the current fiscal year) by the Company to its Chief Executive Officer as well as to any other executive officer of the Company or a subsidiary who earned at least $100,000 during such twelve-month period or who is named in the earlier table.

                           SUMMARY COMPENSATION TABLE
                                     (1997)

                                                                                                     Long-Term
                                           Annual Compensation                                       Compensation
                                         -----------------------             Awards                  Payouts
                     12 mos.                                                 ------                  ------------
                     ended                                            Restricted
Name and             Dec. 31                        Other Annual      Stock      Options/            LTIP      All other
Principal Position   1997     Salary     Bonus      Compensation      Award(s)   SARs                Payouts   Compensation
------------------   ----     ------     -----      ------------      --------   --------            -------   ------------
                                                    (1)               ($)                            ($)       ($)
                                                    ---               ---                             ---      ---

William S. Taylor*            $124,133     $0       $ 8,978               --     176,923shs(2)        --       --
  President, CEO
  and Chairman of
  the Board (until
 10/8/97)(7)

Joseph A. Rosio               $ 29,006     $0       -0-                   --     500,000shs(3)        --       --
  President, CEO
  and Chairman of
  the Board (commencing
 10/8/97)(8)

Les Winder                    $101,282     $0       $17,585               --     103,846shs(4)        --       --
 Executive Vice
 President and
 Treasurer, Director
 (until 10/8/97)(9)

Brenda Taylor*                $ 57,386     $0       $  7,799              --      50,000shs(5)        --       --
 Secretary and
 Director (until 10/8/97)

Robert DePalo                 $ 87,808     $0       $0                    --     272,308shs(6)        --       --
 Director (until 3/24/98)(10)

---------
*William S. Taylor is Brenda Taylor's son.

         (1) William S. Taylor, Les Winder and Brenda Taylor were also entitled to certain fringe benefits in connection with their employment including an automobile allowance and medical insurance benefits. The amount listed in this column reflects the aggregate value of such fringe benefits for the applicable period.
         (2) These options, exercisable to purchase 176,923 shares of Common Stock at $1.30 per share, were granted to William S. Taylor pursuant to the unanimous written consent of the Board of Directors dated September 29, 1997 for various items of consideration including cancellation of his employment agreement. Mr. Taylor exercised the options and paid the exercise price by releasing his claims to certain credits including amounts due him on the Company's books. The shares were issued to him in October 1997. The Company issued W-2s to Mr. Taylor and to the IRS for 1997 indicating in addition to any other compensation paid to Mr. Taylor by the Company in 1997, additional compensation of $183,357 equal to the difference between the number of shares multiplied by the mean between the closing bid and asked prices for the Company's Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $293,029 on the one hand, and the net amount of the loans and advances owed by the Company to Mr. Taylor as indicated by the Company's books of account, plus a credit for rescission of his prior PCN stock purchase, plus legal fees paid by Mr. Taylor on behalf of the Company, aggregating $109,672, on the other. Such additional compensation is not reflected in the table. See "Settlements with Prior Management."
         (3) These options granted to Mr. Rosio by the Board of Directors on October 30, 1997, include incentive stock options exercisable to purchase 200,000 shares of Common Stock at $1.453125 per share and non-qualified stock options exercisable to purchase 300,000 shares at exercise prices ranging from $1.453125 to $2.00 per share. All of these options have been granted pursuant to the October 30, 1997 Stock Option Plan and are subject to stockholder approval of the Plan. See Proposal Five.
         (4) These options, exercisable to purchase 103,846 shares of Common Stock at $1.30 per share, were granted to Les Winder pursuant to the unanimous written consent of the Board of Directors dated September 29, 1997 for various items of consideration including cancellation of his employment agreement. Mr. Winder exercised the options and paid the exercise price by releasing his claims to certain net credits owed him by the Company. The shares were issued to him in October 1997. The Company issued W-2s to Mr. Winder and to the IRS for 1997 indicating in addition to any other compensation paid to Mr. Winder by the Company in 1997, additional compensation of $157,801 equal to the difference between the number of shares multiplied by the mean between the closing bid and asked prices for the Company's Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $171,995 on the one hand, and a credit for rescission of his prior PCN stock purchase plus legal fees paid by Mr. Winder on behalf of the Company aggregating $14,194 after offset of the $11,806 net amount of the loans and advances owed by Mr. Winder to the Company as indicated by the Company's books of account, on the other. Such additional compensation is not reflected in the table. See "Settlements with Prior Management."
         (5) These  options,  exercisable  to purchase  50,000  shares of Common
Stock at $1.30 per share, were granted to Brenda Taylor pursuant to the unanimous written consent of the Board of Directors dated September 29, 1997 for various items of consideration. Ms.

Taylor exercised the options and paid the exercise price by releasing her claims to certain credits including amounts due her on the Company's books. The shares were issued to her in October 1997. The Company issued W-2s to Ms. Taylor and to the IRS for 1997 indicating in addition to any other compensation paid to Ms. Taylor by the Company in 1997, additional compensation of $17,813 equal to the difference between the number of shares multiplied by the mean between the closing bid and asked prices for the Company's Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $82,813 on the one hand, and the net amount of the loans and advances owed by the Company to Ms. Taylor as indicated by the Company's books of account, plus a credit for rescission of her prior PCN stock purchase aggregating $65,000, on the other. Such additional compensation is not reflected in the table. See "Settlements with Prior Management."
         (6) Includes options exercisable to purchase 80,000 shares of Common Stock at $2.00 per share and options exercisable to purchase 192,308 shares of Common Stock at $1.30 per share. These options were granted to Robert DePalo pursuant to the unanimous written consent of the Board of Directors dated September 29, 1997 for various items of consideration including cancellation of his employment agreement. Mr. DePalo exercised the options, exercisable at $1.30 per share, and paid the exercise price by releasing certain credits including amounts due him on the Company's books. The shares were issued to him in October 1997. The Company issued W-2s to Mr. DePalo and to the IRS for 1997 indicating in addition to any other compensation paid to Mr. DePalo by the Company in 1997, additional compensation of $78,764 equal to the difference between the number of shares multiplied by the mean between the closing bid and asked prices for the Company's Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $318,510 on the one hand, and the net amount of the loans and advances owed by the Company to Mr. DePalo as indicated by the Company's books of account, plus a credit for rescission of his prior PCN stock purchase, plus legal fees paid by Mr. DePalo on behalf of the Company, aggregating $239,746, on the other. Such additional compensation is not reflected in the table. See "Settlements with Prior Management."
         (7) See footnote (7) to the earlier Summary Compensation Table herein as to the terms of William S. Taylor's employment agreement and "Settlements with Prior Management" as to the cancellation of this employment agreement and the waiver by Mr. Taylor of all rights thereunder.
         (8) See "Current Employment and Consulting Agreements" as to the terms of Mr. Rosio's employment agreement with the Company effective November 1, 1997.
         (9) See footnote (8) to the earlier Summary Compensation Table herein as to the terms of Mr. Winder's employment agreement and "Settlements with Prior Management" as to the cancellation of this employment agreement and the waiver by Mr. Winder of all rights thereunder.

         (10) Effective May 28, 1997, the Company entered into an employment agreement with Mr. DePalo for a term of five years. The agreement provided for Mr. DePalo to provide a minimum of 30 hours per month of financial, investment banking, strategic planning and related services to the Company for an initial annual base salary of $130,000 per year increasing by 10% in each succeeding year as well as a 10% finder's fee with respect to any merger or acquisition transaction involving the Company which Mr. DePalo procured. See "Settlements with Prior Management" as to the cancellation of this employment agreement and the waiver by Mr. DePalo of all rights thereunder, and "Current Employment and Consulting Agreements" as to the terms of Mr. DePalo's consulting agreement with the Company effective February 1, 1998.

STOCK OPTIONS

         The Company has a Stock Option Plan adopted in September 1994 and subsequently approved by shareholders (the "1994 Plan") permitting the granting of stock options exercisable to purchase an aggregate 25,000 shares of Common Stock to employees, directors and consultants. Pursuant to the 1994 Plan, options to purchase 1,667 shares at an exercise price of $45.60 per share were issued to a director, Mal Gurian on July 10, 1995. On June 3, 1996, options to purchase 833 shares at an exercise price of $21.60 per share were issued to another director, Ira Tabankin, and options to purchase an additional 4,166 shares at an exercise price of $21.60 per share were issued to Mr. Gurian. Mr. Tabankin's options have since terminated and Mr. Gurian agreed to the cancellation of his options at the time of the October 30, 1997 grant to him of options exercisable to purchase 45,000 shares pursuant to the October 1997 Plan. No other options were granted pursuant to the 1994 Plan.

         Pursuant to the unanimous written consent of the Board of Directors on September 29, 1997, options exercisable to purchase the following number of shares of Common Stock at $1.30 per share were granted to the following officers and directors:

                  William S. Taylor         176,923 shares
                  Les Winder                103,846 shares
                  Brenda Taylor              50,000 shares
                  Robert DePalo             192,308 shares

         All of such options were exercised. See "Settlements with Prior Management" as to the issuance by the Company to each of such individuals of Form W-2 indicating in addition to any other compensation paid to each by the Company in 1997, additional compensation in an amount equal to the difference between the number of shares issued to the individual multiplied by $1.65625 (the mean between the per share closing bid and asked prices for the Common Stock on October 8, 1997) and certain credits including amounts due on the Company's books. Additional options granted to William S. Taylor, Les Winder, Brenda Taylor and Robert DePalo on

September 29, 1997, exercisable to purchase an aggregate 290,000 shares at $2.00 per share and an aggregate 270,000 shares at $4.00 per share were cancelled prior to issuance. Mr. DePalo was also granted options on September 29, 1997 exercisable to purchase 90,000 shares at $2.00 per share which options were subsequently reduced to permit the purchase of 80,000 shares at $2.00. These options remain outstanding.

         On October 30, 1997, the Board of Directors adopted the October 30, 1997 Stock Option Plan (the "October 1997 Plan") reserving a maximum of 1,000,000 shares of Common Stock, $.60 par value for options which could be granted under the October 1997 Plan. The October 1997 Plan and any options granted pursuant to such Plan are subject to stockholder approval of the adoption of the Plan. See Proposal Five.

         On October 30, 1997, the Board of Directors granted incentive stock options pursuant to the October 1997 Plan, exercisable to purchase 200,000 shares of Common Stock to Joseph A. Rosio at an exercise price of $1.453125 per share equal to the mean between the closing bid price and the closing asked price for such Common Stock in the over-the-counter market on said date. On the same date, the Board of Directors granted non-qualified options pursuant to the October 1997 Plan; (i) to Mr. Rosio, exercisable to purchase an additional 300,000 shares of Common Stock at prices ranging from $1.453125 to $2.00 per share; (ii) to John Cassella, exercisable to purchase 100,000 shares of Common Stock at $1.453125 per share; and (iii) to Mal Gurian, exercisable to purchase 45,000 shares of Common Stock at $1.453125 per share.

         Effective January 2, 1998, the Board of Directors granted incentive stock options pursuant to the October 1997 Plan to Christopher J. Garcia, exercisable to purchase 100,000 shares of Common Stock at $2.109375 per share, the mean between the closing bid and asked prices for the Common Stock in the over-the-counter market on said date. On February 4, 1998, the Board of Directors granted incentive stock options pursuant to the October 1997 Plan to a non-officer employee, exercisable to purchase 50,000 shares of Common Stock at $2.296875 per share and non-qualified options to Mr. DePalo, exercisable to purchase 150,000 shares of Common Stock at $2.25 per share. The mean between the closing bid and asked prices for the Common Stock in the over-the-counter market on February 4, 1998 was $2.296875.

         The above described options, granted pursuant to the October 1997 Plan and exercisable to purchase an aggregate 945,000 shares of Common Stock, are subject to stockholder approval of the adoption of the October 1997 Plan. See Proposal Five.

         No options were granted to any of the Company's executive officers in 1996. The following table illustrates information concerning stock option grants made during the 12 months ended

December 31, 1997 to each officer named in the "Summary Compensation Table."

           OPTION GRANTS IN THE TWELVE MONTHS ENDED DECEMBER 31, 1997

                                    Number of        Percent of
                                    Shares of        Total Options
                                    Common Stock     Granted to
                                    Underlying       Officers, Directors                Market Price
                                    Options          and Employees     Exercise         on Date of        Expiration
         Name                       Granted          In the Period     Price            Grant             Date
         ----                       -------------    ----------------  --------         ------------      ----------
         William S. Taylor          176,923shs            14%          $ .62(b)         $1.65625          9/29/02

         Joseph A. Rosio            300,000shs(a)         24%          $1.453125        $1.453125         10/30/07
                                    100,000shs(a)          8%          $1.75            $1.453125         10/30/07
                                    100,000shs(a)          8%          $2.00            $1.453125         10/30/07

         Les Winder                 103,846shs             8%          $ .14(b)         $1.65625          9/29/02

         Brenda Taylor               50,000shs             4%          $1.30(b)         $1.65625          9/29/02

         Robert DePalo               80,000shs             6%          $2.00            $1.65625          9/29/02
                                    192,308shs(a)         15%          $1.25            $1.65625          9/29/02

------------
         (A) Issued pursuant to the October 1997 Plan and subject to stockholder approval of adoption of the Plan. See Proposal Five.
         (B) Based upon the amount of credits recognized by the Company in connection with the exercise of the options divided by the number of shares purchased. See "Settlements with Prior Management."


             AGGREGATED OPTION EXERCISES DURING TWELVE MONTHS ENDED
               DECEMBER 31, 1997 AND VALUE OF UNEXERCISED OPTIONS
                              AT DECEMBER 31, 1997

                                                              Number of Securities          Value of Unexercised
                                                              Underlying Unexercised        In-the-Money Options
                           Shares Acquired  Value             Options at December 31, 19    at December 31, 1997(2)
         Name              on Exercise      Realized(1)       Exercisable   Unexercisable   Exercisable   Unexercisable
         ----              ---------------  -----------       -----------   -------------   -----------   -------------
         William S. Taylor 176,923shs       $183,357          -0-                   -0-       -0-               -0-

         Joseph A. Rosio   -0-              -0-               368,817shs     131,183shs       $174,950      $92,238

         Les Winder        103,846shs       $157,801          -0-                   -0-       -0-               -0-

         Brenda Taylor      50,000shs       $ 17,813          -0-                   -0-       -0-               -0-

         Robert DePalo     192,308shs       $ 78,764           80,000shs            -0-       $ 12,500          -0-

------------
         (1) Based on the market value of the Common Stock on October 8, 1998 ($1.65625 per share) minus certain credits recognized by the Company. See "Settlements with Prior Management."
         (2) Based on the market value of the Common Stock on December 31, 1997 minus the exercise price.

CURRENT EMPLOYMENT AND CONSULTING AGREEMENTS

         Effective November 1, 1997, the Company entered into an employment agreement with Joseph A. Rosio employing him on a full-time basis as president and chief executive officer. The employment agreement expires on March 31, 2001 and provides for annual compensation of $125,000 the first year, increasing by $25,000 in each successive year with a salary for the final five months of $72,917, provided that his salary will be increased to $200,000 with respect to any fiscal year in which the Company realizes at least $2 million of pre-tax income. Pursuant to the agreement, Mr. Rosio is also entitled to an annual bonus equal to 5% of the first $10 million of the Company's pre-tax income and 7% of any pre-tax income in excess of $10 million (in each case excluding extraordinary items). Pursuant to the agreement, Mr. Rosio was granted options exercisable to purchase 500,000 shares of the Company's Common Stock pursuant to the October 30, 1997 Stock Option Plan, subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.

         Effective January 1, 1998, the Company entered into an employment agreement with Christopher J. Garcia, employing him on a full-time basis as treasurer and chief financial officer. The agreement is for a one-year term and provides for an annual salary of $85,000 plus a bonus at the discretion of the Board of Directors. In addition, Mr. Garcia received a $15,000 signing bonus.
Pursuant to the agreement, Mr. Garcia was granted options exercisable to purchase 100,000 shares of the Company's Common Stock pursuant to the October 30, 1997 Stock Option Plan, subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.

         Effective February 1, 1998, the Company entered into a two-year consulting agreement with Robert DePalo. The agreement provides for Mr. DePalo to provide a minimum of 30 hours per month of financial consulting and investment banking services to the Company for an annual consulting fee of $75,000. Pursuant to the agreement, Mr. DePalo is also entitled to a 6% finder's fee in connection with any acquisition by the Company of an entity procured by Mr. DePalo and a 10% finder's fee in connection with any transaction procured by Mr. DePalo in which the Company is acquired, provided in each case that the transaction is completed no later than one year after the consulting agreement expires. Pursuant to the consulting agreement, the Company has agreed to pay Mr. DePalo's cellular telephone bills of up to $1,000 per month for the two-year term and to provide him with a private office for such period. See "Settlements with Prior Management."

                  CERTAIN TRANSACTIONS WITH AFFILIATED PARTIES

         William S. Taylor, Les Winder, Robert DePalo and Brenda Taylor provided personal guarantees of certain Company bank loans in the aggregate amount of $1,150,000 incurred in the fourth quarter of calendar year 1995, and posted collateral in connection with such loans in order to enable the Company to fund the bid deposits required to render it an eligible bidder for the FCC's PCS "C" Block licenses auction conducted in December 1995 and in the first quarter of calendar 1996. In order to compensate the individuals for their guarantees and posting of collateral, on June 3, 1997, the Board of Directors authorized the issuance to them of Class A Warrants exercisable to purchase an aggregate 191,667 shares of Common Stock at an exercise price of $60 per share (reduced to $27 per share on December 24, 1996 and further reduced to $2.25 per share effective September 16, 1997) and also granted each the right to purchase up to six (6) shares representing 6% of the capital stock of the Company's PCN subsidiary for $1,000 per share. Two of the six PCN shares allocated to Mr. DePalo were purchased by his wife. PCN was the recipient of six PCS licenses awarded by the FCC on May 8, 1996 based on the Company's bid. The grant of the Class A Warrants and the purchase and delivery of the PCN stock was conditioned on the grant to the Company of the PCS licenses and the delivery and acceptance of the Company's FCC Notes and related Security Agreements by the FCC. See "Settlements with Prior Management" as to agreements pursuant to which Messrs. William S. Taylor, Winder and DePalo and Brenda Taylor waived any rights to the Class A Warrants and rescinded their purchases of PCN stock, and pursuant to which the Company repurchased Mrs. DePalo's shares of PCN stock.

         During the fourth quarter of calendar 1996, the Company borrowed $180,000 from Robert DePalo repayable on demand with interest at the rate of 10% per annum. The Company borrowed the funds for working capital purposes. At March 31, 1997, the loan balance had been reduced by approximately $100,000 through repayments to Mr. DePalo. In the quarter ended September 30, 1997, the Company borrowed an additional $100,000 from Mr. DePalo on similar terms for working capital purposes. During the fourth quarter of calendar year 1997, Mr. DePalo loaned an additional $105,000 to the Company for working capital purposes which amount was repaid by the Company to Mr. DePalo in December 1997 out of the net proceeds of its December 1997 Regulation S Private Offering. At December 31, 1997, the net amount of the loans and advances made by Mr. DePalo to the Company and payments made by him on behalf of the Company (excluding legal fees paid by him on behalf of the Company) totalled approximately $200,000. See "Settlements with Prior Management" as to the Company's settlement of these amounts with Mr. DePalo.

         In March 1996, the Company borrowed $134,000 from an unrelated third-party, Technics in Design & Manufacturing, Inc. ("TDMI") for working capital purposes and issued its promissory note in consideration for the loan. The loan was payable on March 5, 1997 with interest at an annual rate of 10%. In July 1996, the Company repaid $25,000 of the loan principal thereby reducing the balance to $109,000. Although the Company has an assignment in its files dated May 5, 1996 pursuant to which TDMI purportedly assigned the note to Mr. DePalo's wife, Mr. DePalo has advised that it was not until October 1996 at a time when TDMI was requesting early payment of the note, that Mrs. DePalo accommodated TDMI by purchasing the note from TDMI for $109,000. The Company paid Mrs. DePalo the $109,000 balance of the note together with accrued interest in

January 1997 out of the net proceeds of its December 1996 private placement.

SETTLEMENTS WITH PRIOR MANAGEMENT

         In January 1998, the Company entered into settlement agreements with three former officer/directors, William S. Taylor, his mother Brenda Taylor and Les Winder. Pursuant to the agreements, each of the three individuals agreed to cancel his or her employment agreement or employment arrangement and proposed consulting agreement with the Company, any rights to warrants and/or options exercisable to purchase shares of the Company's Common Stock (excluding warrants sold by the individual prior to August 31, 1997 and the options hereinafter described) and any rights to shares of the Company's Series B Preferred Stock. The issuance of the Series B Preferred Stock had been approved by the Company's stockholders at the Annual Meeting of Shareholders held on October 17, 1996 but the shares were never issued and the notes to be given in payment for the shares were never delivered to the Company. Each individual also agreed to rescind the transaction by which he or she had purchased 6% of the stock of the Company's PCN subsidiary for $6,000. In consideration therefor, the Company agreed, unless required to do so by court order, to take no action to challenge the issuance to each individual of shares of its Common Stock issued to such individual (176,923 shares to William S. Taylor, 50,000 shares to Brenda Taylor and 103,846 shares to Les Winder) pursuant to options granted to each such individual by the September 29, 1997 unanimous written consent of the Company's Board of Directors. The options, exercisable at $1.30 per share, were exercised and the shares were issued to each of the three former officer/directors in October 1997.

         The Company issued W-2s to William S. Taylor and to the IRS for 1997 indicating in addition to any other compensation paid to Mr. Taylor by the Company in 1997, additional compensation in an amount equal to the difference between the 176,923 shares issued to him multiplied by the mean between the closing bid and asked prices for the Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $293,029 on the one hand, and the net amount of the loans and advances owed by the Company to Mr. Taylor as indicated by the Company's books of account ($63,671), plus a $6,000 credit for rescission of his prior purchase of PCN stock, plus legal fees paid by Mr. Taylor on behalf of the Company (a total of $109,672), on the other. The Company also issued W-2s to Les Winder and to the IRS for 1997 indicating in addition to any other compensation paid to Mr. Winder by the Company in 1997, additional compensation in an amount equal to the 103,846 shares issued to him multiplied by $1.65625 per share or $171,995 on the one hand, and the $20,000 of legal fees paid by Mr. Winder on behalf of the Company, plus a $6,000 credit for rescission of his prior purchase of PCN stock, less the $11,806 net amount of the loans and advances owed by Mr. Winder to the Company as indicated by the Company's books of account (a total of $14,194), on the other. Similarly, the Company issued W-2s to Brenda Taylor and to the IRS for 1997 indicating in addition to any other compensation paid to her by the Company in 1997, additional compensation in an amount equal to the 50,000 shares issued to her multiplied by $1.65625 per share or $82,813 on the one hand, and the net amount of the loans and advances owed by the Company to Ms. Taylor as indicated by the Company's books of account ($59,000), plus a $6,000 credit for rescission of her prior purchase of PCN stock (a total of $65,000), on the other. In connection with these settlement agreements, William S. Taylor and Brenda Taylor have advised the Company that it is their position that certain General Release, Indemnity and Hold Harmless Provisions adopted by the directors on September 29, 1997 when William S. Taylor, Brenda Taylor and Les Winder constituted three of the six members of the Board of Directors, indemnifying them from any claims asserted in connection with any action taken for or their role with the Company are in full force. It is present management's position that such releases and hold harmless provisions are not in effect.

         On February 5, 1998, the Company entered into settlement agreements with a director, Robert DePalo and his wife which resulted in the rescission by Mr. DePalo of his previous purchase for $4,000 of 4% of the stock of the Company's PCN subsidiary and the purchase by the Company from Ms. DePalo for $67,000 of 2% of the stock of the PCN subsidiary which she had purchased for $2,000 in August 1996. As a result of the agreements with William S. Taylor, Brenda Taylor, Mr. Winder and Mr and Mrs. DePalo, PCN is now 100% owned by the Company.

         Pursuant to his February 5, 1998 agreement with the Company, Robert DePalo agreed to cancel his prior employment agreement and a prior proposed consulting agreement with the Company, any rights to warrants exercisable to purchase shares of the Company's Common Stock (excluding warrants sold by him prior to August 31, 1997) and any rights to shares of the Company's Series B Preferred Stock. He also agreed to waive any and all options he held exercisable to purchase shares of the Company's Common Stock excluding (a) options exercisable at $1.30 per share granted to him pursuant to the September 29, 1997 unanimous written consent of the Board of Directors and exercised by him to purchase 192,308 shares of the Company's Common Stock, (b) five-year options previously granted to him and exercisable to purchase 80,000 shares of the Company's Common Stock at $2.00 per share, and (c) five-year options to purchase 150,000 shares of the Company's Common Stock at $2.25 per share pursuant to a consulting agreement with the Company executed on February 5, 1998 and hereinafter described.

         Pursuant to the settlement agreement with Mr. DePalo, the Company issued a W-2 to him and to the IRS for 1997 indicating in addition to any other compensation paid to him by the Company in 1997, additional compensation in an amount equal to the difference between the 192,308 shares issued to him multiplied by the mean between the closing bid and asked prices for the Company's Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $318,510 on the one hand, and the net amount of the loans and advances owed by the Company to Mr. DePalo as indicated by the Company's books of account ($198,746), plus a $4,000 credit for rescission of his prior purchase of the PCN stock, plus $37,000 of legal fees paid by Mr. DePalo on behalf of the Company (a total of $239,746), on the other.

         In consideration for Mr. DePalo's agreements and waivers, the Company and Mr. DePalo executed a two-year consulting agreement previously described pursuant to which Mr. DePalo was retained by the Company as a part-time consultant for an annual consulting fee of $75,000 and was granted five-year options pursuant to the Company's October 30, 1997 Stock Option Plan, exercisable to purchase 150,000 shares of the Company's Common Stock at $2.25 per share but subject to stockholder approval of the Plan. See "Current Employment and Consulting Agreements" and Proposal Five.

         On March 24, 1998, Mr. DePalo resigned as a director of the Company. The resignation does not affect his options or his consulting agreement.

                                 ---------------

                            PROPOSED AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION TO
                          CHANGE THE COMPANY'S NAME TO
                       "NORTHEAST DIGITAL NETWORKS, INC."
                                 (PROPOSAL TWO)

         The proposed amendment to the Company's Certificate of Incorporation would authorize the change of the Company's name to "Northeast Digital Networks, Inc." The Company is currently undergoing a change in focus and direction from that of a distributor of communications, consumer and business-oriented electronics products to that of a prospective wireless telecommunications carrier through the proposed development and construction of a wireless communications network based upon the PCS licenses it acquired in the December 1996 Federal Communications Commission C-Block auction. The licenses cover six markets in the northeastern United States. Based on such change, the Board of Directors is of the opinion that the name "Northeast Digital Networks, Inc." is more descriptive of the Company's current activities.

         The proposed resolution is as follows:

         RESOLVED   that  Article  FIRST  of  the   Company's   Certificate   of
         Incorporation be amended to read in its entirety as follows:

                  "FIRST: The name of the Corporation is Northeast Digital Networks, Inc."

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOREGOING AMENDMENT TO ARTICLE FIRST OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                ---------------

                            PROPOSED AMENDMENT TO THE
                      CERTIFICATE OF INCORPORATION TO LIMIT
                         THE LIABILITY OF DIRECTORS FOR
                         MONETARY DAMAGES TO THE COMPANY
                         OR ITS STOCKHOLDERS FOR BREACH
                                OF FIDUCIARY DUTY
                                (PROPOSAL THREE)

         The Board of Directors of the Company has adopted a resolution proposing to amend the Company's Certificate of Incorporation by adding a new Article EIGHTH designed to limit the liability of a director for monetary damages to the Company or its stockholders for breach of fiduciary duty, to liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations by the director of the provisions of Delaware law concerning unlawful stock purchases or redemptions and the unlawful payment of dividends, and (iv) for any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law (the "Delaware Code") was amended in 1986 to permit the stockholders of a corporation organized under the Delaware Code to amend its Certificate of Incorporation to limit or eliminate any director's liability for monetary damages for breach of his fiduciary duty of care to the corporation and its stockholders. This change in the law was a legislative response to the increasing unavailability of officers and directors liability insurance to many corporations. Where such insurance is difficult or impossible to obtain, a corporation may have difficulty attracting qualified persons to serve as directors.

         Management believes that the proposed amendment will assist the Company in maintaining a highly qualified board of directors. Although the Company currently maintains officers' and directors' liability insurance, coverage under the policy is limited. The effect of stockholder approval of the proposed amendment would be to eliminate both direct stockholder suits and derivative suits on behalf of the Company against directors for money damages, when based on allegations of breach of fiduciary duty of care by directors for negligence or gross negligence. However, the proposed amendment will not eliminate or limit any director's liability for breaches of his duty of loyalty, acts or omissions not in good faith or knowing violations of law, unlawful dividend payments or stock redemptions as provided in Section 174 of the Delaware Code or transactions in which he derived a personal benefit. The proposed amendment would not eliminate the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The proposed amendment would limit director liability only for future conduct and does not affect any liability a director may have with respect to conduct pre-dating the effective date of such amendment.

         The proposed resolution is as follows:

         RESOLVED that the Company's Certificate of Incorporation be amended by adding a new Article EIGHTH to read:

                  "EIGHTH. No director of the Corporation shall have liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director occurring after the date on which the Certificate of Amendment amending the Certificate of Incorporation to include this Article EIGHTH is filed with the Secretary of State of Delaware; provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit."

         THE BOARD OF  DIRECTORS  RECOMMENDS  THAT YOU VOTE "FOR" THE  FOREGOING
AMENDMENT  ADDING  A  NEW  ARTICLE  EIGHTH  TO  THE  COMPANY'S   CERTIFICATE  OF
INCORPORATION.

                                ---------------

                    PROPOSED AMENDMENT TO THE CERTIFICATE OF
                    INCORPORATION TO CHANGE THE PAR VALUE OF
                       THE COMMON STOCK AND TO RATIFY THE
                       ONE-FOR-TWELVE REVERSE STOCK SPLIT
                                 (PROPOSAL FOUR)

         On May 28, 1997, the Board of Directors adopted resolutions to effect a one-for-twelve reverse stock split of the Company's outstanding Common Stock, $.05 par value and to change the par value of such stock to $.60 per share as of the close of business on July 31, 1997. The Board announced that it had authorized the reverse stock split "...in an effort to spur interest in the Company's stock and to enhance shareholder value." Stockholders are hereby being requested to ratify the change in the par value of the Common Stock from $.05 par value to $.60 par value and the one-for-twelve reverse stock split of the Common Stock as authorized by the Board of Directors effective July 31, 1997, and in connection
therewith,   to  amend   Article   FOURTH  of  the  Company's   Certificate   of
Incorporation.

         The proposed resolutions are as follows:

         RESOLVED  that  Article   FOURTH  of  the  Company's   Certificate   of
         Incorporation be amended to read in its entirety as follows:

                  "FOURTH: The total number of shares which the Corporation may issue is 48,000,000 of which 40,000,000 shall be Common Stock having a par value of $.60 each and 8,000,000 shall be Preferred Stock having a par value of $.01 each. The Board of Directors, in its sole discretion may, at any time or from time to time, without any vote of the holders of the Corporation's capital stock, issue all or a part of the unissued capital stock of the Corporation authorized under this Certificate of Incorporation. The Board of Directors, in its sole discretion, shall have full and complete authority, by resolution, from time to time, to establish one or more series or classes and to issue shares of Preferred Stock, and to fix, determine and vary the voting rights, designations, preferences, restrictions, qualifications, privileges, limitations, options, conversion rights and other special rights of each series or class of Preferred Stock, including, but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions, and sinking funds and stock purchase prices, terms and conditions."

         and be it further

         RESOLVED that the one-for-twelve reverse stock split of the Company's Common Stock, $.05 par value authorized by the Board of Directors and changing each share of the Company's Common Stock, $.05 par value outstanding at July 31, 1997 into one-twelfth (1/12th) of one share of new Common Stock, $.60 par value, without reducing, distributing or withdrawing the existing capital of this Corporation, be and the same is confirmed, ratified and approved.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOREGOING AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND RATIFICATION OF THE ONE-FOR-TWELVE REVERSE STOCK SPLIT.

                                ---------------

                           APPROVAL OF ADOPTION OF THE
                       OCTOBER 30, 1997 STOCK OPTION PLAN
                                 (PROPOSAL FIVE)

         On October 30, 1997, the Board of Directors adopted the October 30, 1997 Stock Option Plan (the "October 1997 Plan") subject to stockholder approval. The October 1997 Plan provides for the grant of options with respect to a maximum 1,000,000 shares of Common Stock, $.60 par value. As of the record date, the Company had issued options to six individuals under the October 1997 Plan, exercisable to purchase an aggregate 945,000 shares of Common Stock. These options are subject to stockholder approval of the October 1997 Plan. See "Stock Options."

DESCRIPTION OF THE OCTOBER 1997 PLAN

         The October 1997 Plan provides for the grant of options to purchase up to 1,000,000 shares of the Company's Common Stock to officers, directors and key employees. Under the terms of the October 1997 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Internal Revenue Code of 1986, as amended, or options which do not so qualify ("Non-ISOs").

         The October 1997 Plan is administered by the Board of Directors or by a Stock Option Committee designated by the Board of Directors. The Board or the Stock Option Committee, as the case may be, has the discretion to determine the eligible officers, directors and key employees to whom, and the times and the prices at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Board or Committee shall have full authority to interpret the October 1997 Plan and to establish and amend rules and regulations relating thereto.

         Under the October 1997 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the October 1997
Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which first become exercisable in any calendar year shall not exceed $100,000.

         The Board or the Stock Option Committee, as the case may be, may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADOPTION OF THE OCTOBER 30, 1997 STOCK OPTION PLAN.

AUDITORS

         The firm of Wiss & Company, LLP, certified public accountants, has been selected by the Board of Directors to audit the accounts of the Company and its subsidiaries for the current fiscal year ending March 31, 1999. Said firm has served as the Company's auditors since August 1997. Representatives of such firm are not expected to be present at the May __, 1998 Special Meeting in Lieu of Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 1999 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 425 Broad Hollow Road, Melville, New York 11747 on or before March 31, 1999.

                                  OTHER MATTERS

         Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

                                            By Order of the Board of Directors



                                                    /s/ JOSEPH A. ROSIO
                                              ----------------------------------
                                                      JOSEPH A. ROSIO
                                                         President


Melville, New York
April __, 1998

                                PRELIMINARY COPY

                        ELECTRONICS COMMUNICATIONS CORP.

          REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Special Meeting in Lieu of Annual Meeting of Stockholders - May __, 1998

         The undersigned, a stockholder of ELECTRONICS COMMUNICATIONS CORP.(the "Company") hereby appoints Joseph A. Rosio and Christopher J. Garcia or either of them, as proxy or proxies of the undersigned, with full power of substitution, to vote, in the name, place and stead of the undersigned, with all of the powers which the undersigned would possess if personally present, on behalf of the undersigned, all the shares which the undersigned is entitled to vote at the Special Meeting in Lieu of Annual Meeting of the Stockholders of
ELECTRONICS COMMUNICATIONS CORP. to be held at 1:00 P.M. (local time) on Thursday, May __, 1998, at _____________________________________________________
________________________________________________________________________________
and at any and all adjournments thereof. The undersigned directs that this Proxy be voted as follows:

         1) To elect directors for the ensuing year (Proposal One).

               FOR / / all nominees listed        WITHHOLD AUTHORITY / / to vote
               below (except as marked to         for all nominees listed below
               the contrary below)

         Nominees: JOSEPH A. ROSIO, CHRISTOPHER J. GARCIA,
                   JOHN P. CASSELLA, MAL GURIAN

(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED.)

   --------------------------------------------------------------------------

         2) To amend the Certificate of Incorporation to change the Company's name (Proposal Two).

                FOR / /              AGAINST / /              ABSTAIN / /

         3) To amend the Certificate of Incorporation to limit the liability of a director for monetary damages to the Company or its stockholders for breach of fiduciary duty (Proposal Three).

                FOR / /              AGAINST / /              ABSTAIN / /

         4) To amend the Certificate of Incorporation to ratify the change in par value of the Common Stock from $.05 to $.60 per share and the one-for-twelve reverse stock split of the Common Stock effective July 31, 1997 (Proposal Four).

                FOR / /            AGAINST / /              ABSTAIN / /

         5) To approve the Company's October 30, 1997 Stock Option Plan (Proposal Five).

                FOR / /            AGAINST / /              ABSTAIN / /

         6) In their discretion, on all other matters as shall properly come before the meeting

                AUTHORITY GRANTED / /              AUTHORITY WITHHELD / /


                                (Continued and To be Signed on the Reverse Side)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOREGOING. UNLESS OTHERWISE SPECIFIED AS ABOVE PROVIDED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS ONE THROUGH FIVE AS SET FORTH IN THE PROXY STATEMENT. IN ADDITION, DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING UNLESS SUCH AUTHORITY IS SPECIFICALLY WITHHELD. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

         PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. No postage is required if returned in the enclosed envelope and mailed in the United States. Receipt of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement of the Board of Directors, the Company's Annual Report for the year ended December 31, 1996, and its quarterly report for the period ended December 31, 1997 is acknowledged.


                                Dated:------------------------------------, 1998

                       ---------------------------------------------------------

                       ---------------------------------------------------------
                                         (Signature of Stockholder)

                       Please sign  exactly as name  appears on this  Proxy.  If
                       shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in partnership name by authorized person.







                   PLEASE SIGN AND RETURN THIS PROXY PROMPTLY


           No postage is Required if Returned in the Enclosed Envelope and Mailed in the United States